Exhibit (b)(1)

Amended and Restated

Code of Regulations

of

HighMark Funds

ARTICLE I

VOTING POWERS AND MEETINGS OF SHAREHOLDERS

1.1 Voting Powers. The Shareholders shall have power to vote (a) for the election of Trustees as provided in Section 6.2 and Section 6.5 of the Declaration of Trust; (b) with respect to any amendment of the Declaration of Trust to the extent and as provided in Section 10.8 of the Declaration of Trust; (c) with respect to any restrictions, or amendments thereto, upon the investment of the assets of the Trust to the extent and as provided in Article V of these Regulations; (d) with respect to the approval of investment advisory agreements (as provided in Section 7.1 of the Declaration of Trust), and with respect to distribution agreements entered into on behalf of the Trust or one or more series thereof, to the extent required by the Investment Company Act of 1940; (e) with respect to matters relating to any termination of the Trust or to incorporation to the extent and as provided in Section 10.3 and Section 10.4, respectively, of the Declaration of Trust; (f) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Regulations, or by any requirements applicable to or agreement of the Trust, or as the Trustees may consider desirable; and (g) to the same extent as the stockholders of a Massachusetts business corporation, when considering whether a court action, proceeding, or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; provided, however, that no Shareholder of a particular series shall be entitled to bring, or to vote in respect of, any class or derivative action not on behalf of the series of the Trust in respect of which the Shareholder owns Shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting. Shares may be voted in person or by proxy. The authorization for a proxy to act may be obtained by written authorization or by telephone, facsimile, any electronic means or any other alternative transmission. On any matter submitted to a vote of the Shareholders, all Shares shall be voted in the aggregate and not by individual series or class, except (i) where required by law, Shares shall be voted by individual series or class of a series, and (ii) if the Trustees shall have determined that a matter affects the interests only of one or more series or classes of a series, then only the Shareholders of such affected series or classes of a series shall be entitled to vote thereon. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, the Declaration of Trust, or these Regulations to be taken by Shareholders.

1.2 Meetings. Meetings of Shareholders of the Trust may be called by the Trustees, and shall be called by the Trustees whenever required by law or upon the written request of holders of at least twenty percent of all the outstanding Shares entitled to vote.

1.3 Quorum and Required Vote. At any meeting of the Shareholders, a quorum for the transaction of business shall consist of a majority represented in person or by proxy of the outstanding Shares (without regard to individual series or class) entitled to vote with respect to a matter; provided, however, that at any meeting at which the only actions to be taken are actions required by law to be taken by vote of the Shareholders of an individual series or class of Shares of a series, a quorum shall consist of a majority of the outstanding Shares of such individual series or class of Shares of a series entitled to vote thereon, and that at any meeting at which the only actions to be taken shall have been determined by the Board of Trustees to affect the rights and interests of one or more but not all series or classes of a series of the Trust, a quorum shall consist of a majority of the outstanding Shares of the series or classes of a series so affected; and provided, further, that any reasonable adjournments of such meeting until a quorum is obtained may be made by a vote of a majority of the Shares present in person or by proxy. The vote of a majority of the outstanding Shares shall decide any question and a plurality of Shares shall elect a Trustee, subject to any applicable requirements of law or of the Declaration of Trust or these Regulations; provided, however, that when any provision of law or of the Declaration of Trust or these Regulations requires the holders of Shares of any particular series or class of a series to vote by series or class of a series and not in the aggregate with respect to a matter, then the vote of a majority of the outstanding Shares of that series or class of a series shall decide such matter insofar as that particular series or class of a series shall be concerned. As used in these Regulations, the term “vote of a majority of the outstanding Shares” (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the Investment Company Act of 1940) shall have the same meaning given such term in the Investment Company Act of 1940; provided, however, that such term may be used herein with respect to Shares of the Trust as a whole, or with respect to Shares of a particular series or class of a series of the Trust, as the context may require.

1.4 Notice. Written notice, stating the place, day, and hour of each meeting of Shareholders and the general nature of the business to be transacted, shall be given by, or at the direction of, the person calling the meeting to each Shareholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless in a particular case a longer period of notice is required by law. Any adjournments of a meeting of Shareholders may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.

1.5 Reserved.

1.6 Record Date. The Trustees may fix a time (during which they may close the Share transfer books of the Trust) not more than ninety (90) days prior to the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice of, or to vote at, any such meeting; only such Shareholders as shall be Shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of any Shares on the books of the Trust after any record date fixed, as aforesaid. The Trustees may also fix a time (during which they may close the Share transfer books of the Trust) not more than fifty (50) days prior to the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise such rights, as the case may be; only such Shareholders as shall be Shareholders of record at the close of business on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any record date fixed, as aforesaid.

1.7 Shareholder Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Regulations) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE II

TRUSTEES

2.1 Number and Term of Office. The number of Trustees shall be fixed from time to time by the Trustees, but shall not be less than three (3) nor more than ten (10), provided, however, that if there are less than three (3) Shareholders, the number of Trustees may be less than three (3), but not less than the number of Shareholders and in no event less than one (1). Each Trustee shall hold office until he or she dies, resigns, retires or is removed, or, if sooner, until the next meeting of Shareholders following his election or appointment as Trustee at which Trustees are elected and until his successor shall have been elected and qualified.

2.2 Quorum. At all meetings of the Trustees, a majority of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater portion is required for action by law, by the Declaration of Trust, or by these Regulations. If a quorum shall not be present at any meeting of the Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A quorum for all meetings of any committee of the Trustees shall be a majority of the members thereof.

2.3 Place of Meeting; Telephone Meetings. Meetings of the Trustees, regular or special, shall be held at the principal office of the Trust or at such other place as the Trustees may from time to time determine. Except as may otherwise be required by law or by the Declaration of Trust, the Trustees or any committee thereof may participate in a meeting of the Trustees or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the conference may hear each other at the same time, and participation by such means shall constitute presence in person at the meeting. The Trustees may also act without a meeting, unless provided otherwise in the Declaration of Trust, this Code of Regulations or required by law, by written consents of a majority of the Trustees.

2.4 Regular Meetings. Regular meetings of the Trustees may be called by the Chairman of the Board, the President or the Secretary and must be called by the President at the request of any two Trustees. Regular meetings of the Trustees may be held without notice at such time and at the principal office of the Trust or at such other place as the Trustees may from time to time determine.

2.5 Special Meetings. Special Meetings of the Trustees may be called by the Chairman of the Board or the President on one day’s notice to each Trustee; Special Meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of a majority of the Trustees then in office.

2.6 Committees. The Trustees may by resolution passed by a majority of the Trustees appoint from among the Trustees an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except the power to issue Shares in the Trust or to recommend to Shareholders any action requiring Shareholders’ approval.

2.7 Chairman of the Board. The Trustees may at any time appoint one of their number as Chairman of the Board, who shall serve at the pleasure of the Trustees and who shall perform and execute such duties as the Trustees may from time to time provide but who shall not by reason of performing or executing these duties be deemed an officer or employee of the Trust.

2.8 Compensation. Any Trustee, whether or not a salaried officer, employee, or agent of the Trust, may be compensated for his services as Trustee or as a member of a committee, or as Chairman of the Board or Chairman of a committee, by fixed periodic payments or by fees for attendance at meetings or by both and, in addition, may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

ARTICLE III

NOTICES

3.1 Form. Notices to Shareholders shall be in writing and delivered personally or mailed to the Shareholders at their addresses appearing on the books of the Trust. Notices to Trustees shall be oral or by telephone, telegram, electronic mail, or in writing delivered personally or mailed to the trustees at their addresses (in the case of electronic transmission, email addresses) appearing on the books of the Trust. Oral notice shall be deemed to be given when given directly to the person required to be notified, notice by mail shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for transmission, and notice by electronic mail shall be deemed to be given at the time of transmission. Notices to Trustees need not state the purpose of a Regular or Special Meeting.

3.2 Waiver. Whenever any notice of the time, place, or purpose of any meeting of Shareholders, Trustees, or committee is required to be given under the provisions of Massachusetts law or under the provisions of the Declaration of Trust or these Regulations, a wavier thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE IV

OFFICERS

4.1 Number. The officers of the Trust shall be chosen by the Trustees, and shall include a President, a Secretary, and a Treasurer. The Board of Trustees may, from time to time, elect or appoint one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers.

4.2 Other Officers. The Trustees may from time to time appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

4.3 Election and Tenure. The officers of the Trust shall be chosen by the Trustees. Two or more offices may be held by the same person but no officers shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust, or these Regulations to be executed, acknowledged, or verified by two or more officers. Any officer or agent may be removed by the Trustees. An officer of the Trust may resign by filing a written resignation with the President, with the Trustees, or with the Secretary. Any vacancy occurring in any office by the Trust by death, resignation, removal, or otherwise shall be filled by the Trustees.

4.4 Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any committee the power to fix the salary or other compensation of any officer of the Trust.

4.5 President. The President shall be the chief executive officer of the Trust; he shall preside at all meetings of the Shareholders and shall see that all orders and resolutions of the Trustees are carried into effect. He, or such person as he may designate, shall sign, execute, and acknowledge, in the name of the Trust, deeds, mortgages, bonds, contracts, and other instruments authorized by the Trustees, except in the case where the signing and execution thereof shall be delegated by the Trustees to some other officer or agent of the Trust. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

4.6 Vice Presidents. The Vice Presidents, if any, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Trustees may from time to time prescribe.

4.7 Secretary. The Secretary shall attend meetings of the Trustees and meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Trustees, affix and attest the same to any instrument requiring it; provided, however, that in lieu of affixing the seal of the Trust to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a seal to affix the word “(SEAL)” adjacent to the signature of the authorized officer of the Trust. The Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

4.8 Assistant Secretaries. The Assistant Secretaries, if any, when so directed by the Secretary, or in the absence or disability of the Secretary, in order of their seniority, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees shall prescribe.

4.9 Treasurer. The Treasurer shall be responsible for the maintenance of its accounting records and shall render to the Trustees when the Trustees so require an account of all the Trust’s financial transactions and a report of the financial condition of the Trust.

4.10 Assistant Treasurers. The Assistant Treasurers, if any, when so directed by the Treasurer, or in the absence or disability of the Treasurer, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Trustees may from time to time prescribe.

ARTICLE V

INVESTMENT RESTRICTIONS

The Trustees may from time to time adopt such restrictions upon the investment of the assets of the Trust, or amendments thereto, as they may consider necessary or desirable; provided, however, that any such restriction or amendment shall be approved by a majority of the outstanding Shares of the Trust entitled to vote thereon if required by the Investment Company Act of 1940, as amended.

ARTICLE VI

GENERAL PROVISIONS

6.1 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or by these regulations or authorized by the Trustees or by resolution of the Shareholders.

6.2 Reports. The Trust shall transmit to the Shareholders and file with federal and state regulatory agencies such reports of its operations as the Trustees shall consider necessary or desirable or as may be required by law.

6.3 Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

6.4 Transfer of Shares. Transfers of Shares shall be made on the books of the Trust at the direction of the person named on the Trust’s books or named in any certificates for such Shares (if issued), or by his attorney lawfully constituted in writing, and upon surrender of any certificate or certificates for such Shares (if issued) properly endorsed, together with a proper request for redemption, to the Trust’s transfer agent, with such evidence of the authenticity of such transfer, authorization, and other matters as the Trust or its agents may reasonably require, and subject to such other reasonable conditions and requirements as may be required by the Trust or its agents; or, if the Trustees shall by resolution so provide, transfer of Shares may be made in any other manner provided by law.

ARTICLE VII

AMENDMENTS

This Code of Regulations may be altered or repealed by the Trustees at any Regular or Special Meeting of the Trustees.

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